EXPRESS AMERICA HOLDINGS CORPORATION

                           1996 PERFORMANCE SHARE PLAN
                        (as amended on February 11, 1997)


1.       Background and Purpose.
         ----------------------

         The purposes of this Plan are to attract and retain the best possible personnel for positions of responsibility within the Company and its Subsidiaries, to provide additional incentives to Employees, and to promote the success of the Company's business through the grant of performance shares which further the identity of interests of Employees with the long-term financial success of the Company.

         In connection with its recruitment of employees for its fund management business, the Company undertook to review the desirability and feasibility of establishing certain incentive compensation plans, including a performance share plan. Accordingly, as is more fully set forth hereinafter, the Plan contemplates awards to Employees in certain instances as though the date of grant of the award occurred on April 7, 1995, the date that the Company commenced its fund management business.

         The Plan was approved on August 30, 1996 (the "Effective Date"), by the Company's Board of Directors, including the Compensation of the Board (which on the date of approval was comprised solely of Directors who were "non-employee directors" within the meaning of the definition of that term set forth in the rules and regulations adopted by the Securities and Exchange Commission pursuant to Section 16(b) of the Exchange Act. On February 11, 1997, the Board determined that it was in the best interest of the Company, its stockholders, and Plan participants to amend the Plan to provide that awards under the Plan will be paid by the Company solely in shares of Common Stock and not in cash, and to limit participation in the Plan to persons who are not Executive Officers of the Company.

2.       Definitions.
         -----------

         As used herein, the following words shall have the following meanings:

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Cause" shall mean (a) the failure by the Participant to substantially perform the Participant's duties with the Company or a Subsidiary (other than any such failure resulting from the Participant's incapacity due to physical or mental illness), (b) the willful engaging by the Participant in conduct which is materially injurious to the Company or any Subsidiary, monetarily or otherwise, or
         (c) termination by the Participant (as opposed to termination by the Company or a Subsidiary) of his employment by the Company or the

         Subsidiaries for any reason other than death or disability, including, without limitation, any voluntary termination of employment.

                  (c) Change of Control" is defined in Section 7.1 hereof.

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  (e) "Committee" shall mean the Compensation Committee of the Board or, if the Board shall so decide, the Board.

                  (f) "Common Stock" shall mean the common stock of the Company described in the Company's Certificate of Incorporation, as amended and in effect from time to time.

                  (g) "Company" shall mean Express America Holdings Corporation, a Delaware corporation.

                  (h) "Compensation Amount" shall mean an amount equal to (i) the number of Performance Shares as to which an exercise of Performance Shares relate, multiplied by (ii) the excess, if any, of the Share Value of such Performance Shares on the date of exercise over the Share Value of such Performance Shares on the date of the award thereof.

                  (i) "Effective Date" is defined in Section 1.

                  (j) "Employee" shall mean any person, including officers and directors, employed by the Company or any Subsidiary of the Company, but shall not include Executive Officers of the Company. The payment of a director's fee shall not be sufficient to constitute "employment" for purposes of the Plan.

                  (k) "Executive Officer" shall have the same meaning as is set forth for the term "officer" in Rule 16a-l(f) promulgated under the Exchange Act, as the same may be amended, and any successor to Rule 16a-l(f).

                  (l) "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

                  (m) "Expiration Date" is defined in Section 7.1 hereof.

                  (n) "Participant" shall mean an Employee who has been awarded a grant of Performance Shares.

                  (o) "Performance Share" shall mean an interest awarded under the Plan that entitles its holder to receive the Compensation Amount related thereto, in accordance with the terms of the Plan.

                  (p) Performance Share Agreement" shall mean the written agreement between the Company and the Participant relating to the award of one or more Performance Shares. A Performance Share Agreement may be in the form of Exhibit A attached to the Plan.

                  (q) "Plan" shall mean this 1996 Performance Share Plan, as amended and in effect from time to time.

                  (r) "Share Value" shall mean, as of any date of determination,
         (a) while the Common Stock is listed on a national stock exchange or quoted on a national quotation system, the closing price per share (or if no closing price is provided, the average of the high "bid" and low "ask" prices) of the Common Stock on such exchange or quotation system on the date of grant or exercise, as the case may be, of an award of Performance Shares, or (b) if the Common Stock is not so listed or quoted, the per share value of the Common Stock determined by the Committee or the Board, as the case may be, in its sole discretion, as the case may be. Notwithstanding the foregoing, the Share Value with respect to the initial awards of Performance Shares shall be $5.75 (which amount exceeded the closing price per share on the date of grant of such Performance Shares).

                  (s) "Subsidiary" shall mean any corporation or other entity a majority of whose outstanding stock entitled to vote (or other ownership interest) is owned, directly or indirectly, by the Company.

3.       Performance Shares Subject To The Plan.
         --------------------------------------

         Awards under this Plan shall be granted to a Participant in the form of Performance Shares, which shall be credited to a Performance Share account maintained by the Company for such Participant. Each Performance Share shall be deemed to be equivalent to one share of Common Stock for purposes of the Plan, or, with respect to Performance Shares awarded to Participants who are not Executive Officers of the Company, shall be the right and option to purchase one share of Common Stock. The right or option to purchase shares under this Plan is not intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision. The award of Performance Shares under the Plan shall not entitle the recipient to any dividend or voting rights or any other rights of a stockholder with respect to such Performance Shares, nor shall any such award be deemed to impose upon the Board or the Committee, or upon any member thereof, any fiduciary duty to any Participant.

         Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Performance Shares that may be awarded and the number of shares of Common Stock which may be issued upon exercise of Performance Shares under the Plan is 250,000. If any Performance Shares awarded under the Plan shall be forfeited or cancelled, such Performance Shares may again be awarded under the Plan.

4.       Administration Of The Plan.
         --------------------------

         4.1 Procedure. The Plan shall be administered by the Compensation Committee of the Board or, in the absence of a Compensation Committee, by the Board. As used in this herein, the term "Committee" shall mean the Committee or the Board, whichever is then administering the Plan.

         4.2 Powers Of The Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion to: (i) award grants of Performance Shares to Employees and to determine the terms thereof; (ii) determine, upon review of relevant information, the Share Value of Performance Shares; (iii) determine the Employees to whom, and the time or times at which, Performance Shares shall be granted; (iv) interpret the Plan; (v) prescribe, amend and rescind rules and regulations relating to the Plan; (vi) determine the terms and provisions of each award of Performance Shares granted (which need not be identical) and, with the consent of the grantee thereof, modify or amend such terms and provisions; (vii) accelerate or (with the consent of the grantee) defer the payment date of any Performance Share; (viii) authorize any person to execute on behalf of the Company Performance Share Agreements and any instrument required to effectuate the award of a grant of Performance Shares previously granted under the Plan; and (ix) make all other determinations necessary or advisable in the judgment of the Committee for the administration of the Plan.

         4.3 Effect Of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Participants.

5.       Eligibility.
         -----------

         Consistent with the Plan's purposes, awards of Performance Shares may be granted only to Employees as determined by the Committee. An Employee who has been granted Performance Shares may be granted awards of additional Performance Shares.

6.       Effective Date.
         --------------

         The Plan shall be effective on the Effective Date and shall terminate on the tenth anniversary of the Effective Date, unless earlier terminated by the Board; provided, however, that the Plan and all outstanding Performance Shares shall remain in effect until such Performance Shares have expired or are canceled. Notwithstanding the foregoing, the Committee may, in its discretion, fix as the effective date of an award of Performance Shares a date which precedes the Effective Date, so long as such date is not earlier than April 7, 1995 (and any such date so fixed shall be deemed to be the date of grant of such Performance Shares for the purposes of vesting under Section 7 hereof and termination under Section 8 hereof.

7.       Performance Shares.
         ------------------

         7.1 Term Of Performance Shares and Vesting. The Committee in its sole discretion shall determine the number of Performance Shares to be awarded to an Employee and the Share Value of such Performance Shares on the grant date. Unless determined otherwise by the Committee, one-fifth (20%) of the Performance Shares awarded shall vest on each anniversary of the date of grant of the award (or the deemed date of grant determined in accordance with Section 6) . The term of a Performance Share shall expire on the date (the "Expiration Date") established by the Committee, or, if no such date is established, on the tenth
(10th) annual anniversary of the date of grant.

                  All outstanding Performance Shares shall vest upon a Change of Control. "Change of Control" shall be deemed to have occurred if (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") other than the Company or a Subsidiary or any employee benefit plan sponsored by the Company or any Subsidiary or any mutual fund for which the Company or any Subsidiary performs any services shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor rule) directly or indirectly, of securities of the Company representing in excess of 35% of the combined voting power of the Company's then outstanding securities, or (b) during any period of two consecutive years, individuals who at the beginning of the such period constitute the Board of Directors of the Company cease for any reason to constitute a majority thereof unless each new director was elected by, or on the recommendation of, a majority of the directors then still in office who were directors at the beginning of the period.

         7.2      Exercise of and Payment for Performance Shares.
                  ----------------------------------------------

                  (a) Exercise. The exercise of Performance Shares shall entitle the Participant (or the Participant's estate) to receive the Compensation Amount, determined as of the date written notice of such exercise is received by the Company. Subject to Section 8 hereof, a Participant may exercise his vested Performance Shares, in whole or in part, by written notice to the Company at any time and from time to time before the Expiration Date applicable to such Performance Shares. A Performance Share shall be deemed exercised on the date that the Company receives written notice, addressed to the attention of its Corporate Secretary, stating to the effect that the Participant exercises his Performance Shares.

                  In no event shall a Performance Share be exercisable after its Expiration Date.

                  (b) Payment. Except as provided below in this Section 7.2(b), the Compensation Amount payable with respect to Performance Shares as of the exercise date therefor shall be paid to the Participant (or the Participant's estate) in shares of Common Stock (on the basis of one share of Common Stock for each Performance Share) and the Participant shall pay to the Company upon exercise an amount (the "Exercise Price") equal to the number of Performance Shares exercised multiplied by the Share Value of such Performance Shares on their date of grant (or by $5.75 with respect to the initial Performance Shares referred to in the definition of the term "Share Value" in Section 2).

                  Notwithstanding any other provision set forth in this Plan and notwithstanding the grant of Performance Shares, the Company shall have no obligation to deliver, and no Participant who on the date of exercise is an "officer" of the Company within the meaning of that term as it is defined in Rule 16a-1(f) under the Exchange Act shall have the right to exercise, any Performance Share and the grant of Performance Shares to such an "officer" shall be deemed rescinded immediately before such person is elected an "officer".

                  The Exercise Price and any taxes attributable to the delivery of Common Stock under the Plan shall be paid: (i) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company; or (ii) at the discretion of the Company, through the delivery of shares of Common Stock with an aggregate Share Value on the exercise date equal to the Exercise Price and withholding taxes, if any; or (iii) at the election of the Participant and with the consent of the Company, by the Company's retention of such number of shares of Common Stock subject to the exercised Performance Shares which have an aggregate Share Value on the exercise date equal to the Company's aggregate federal, state, local and foreign tax withholding and FICA and FUTA obligations with respect to income generated by the exercise of the Performance Shares exercised by the Participant; or (iv) by a combination of (i), (ii) and (iii) above.

                  Shares of Common Stock delivered by the Company need only be delivered pursuant to an effective registration statement covering such shares in the event that such shares may not otherwise be delivered lawfully.

                  A Participant's exercise of a Performance Share shall result in a decrease in the number of Performance Shares in the Participant's Performance Share account.

8.       Effect of Termination Of Status As An Employee.
         ----------------------------------------------

         Unless otherwise determined by the Committee, if a Participant's employment by the Company or a Subsidiary is terminated (such that the Participant is thereupon not employed by the Company or any Subsidiary), the Participant may exercise vested Performance Shares within the following periods after termination:

                  (a) Termination Of Status As An Employee. Except as otherwise provided in subsection (b) or (c) below, if a Participant's employment by the Company or a Subsidiary is terminated by the Company or such Subsidiary, except if such termination occurs due to Cause, then the Participant may exercise his vested Performance Shares at any time within thirty (30) days after the date he ceases to be an Employee, but only to the extent that he was entitled to exercise it on the date of such termination. If such termination of employment is due to Cause, all of the Participant's Performance Shares, vested and unvested, shall terminate simultaneously with termination of employment, unless otherwise expressly determined by the Board or the Committee.

                  (b) Disability. If a Participant is unable to continue his employment with the Company as a result of his permanent and total disability (as defined in Section 22(e)(3) of the Code), he may exercise his vested Performance Shares at any time within twelve (12) months from the date of termination.

                  (c) Death. If a Participant dies during the term of the Performance Shares and is at the time of his death an Employee who shall have been in continuous status as an Employee since the date of grant of award of Performance Shares, the vested Performance Shares standing to the account of such Participant may be exercised at any time within twelve (12) months following the date of death by the decedent estate or by a person who acquired the right to exercise the Performance Shares by bequest or inheritance, but only to the extent that decedent was entitled to exercise the Performance Shares on the date of death.

9.       Adjustments Upon Changes In Capitalization Or Merger.
         ----------------------------------------------------

         In the event of any change in the number of outstanding shares of Common Stock of the Company by reason of any stock dividend, stock split, spinoff, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, the terms and the number of any outstanding Performance Shares shall be equitably adjusted by the Board in its sole discretion to preserve the benefit of the award Performance Shares for the Company and the Participants.

10.      Non-Transferability Of Performance Shares.
         -----------------------------------------

         No Performance Share, nor any right, title or interest therein, may be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of in any manner other than by will or by the laws of descent or distribution, or pursuant to a "qualified domestic relations order" (a "QDRO") under the Code and the Employee Retirement Income Security Act of 1974, as amended. A Performance Share may be exercised, during the lifetime of the Participant, only by the Participant or, if the Performance Share has been transferred pursuant to a QDRO, by the person who receives the Performance Share pursuant to the QDRO.

11.      Amendment And Termination Of The Plan.
         -------------------------------------

         The Board may at any time and in any way amend, suspend or terminate the Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant (which for purposes of this Section shall not include any transferee of any Participant) with respect to awards previously granted under the Plan without the consent of the Participant so affected.

         Notwithstanding the foregoing, the Board may, without the consent of any Participant, amend the Plan in such manner as the Board may from time to time determine to be necessary, advisable or appropriate to permit the Company to issue shares of its Common Stock in full or partial payment of the Compensation Amount.

12.      Miscellaneous Provisions.
         ------------------------

         12.1 Plan Expense. Any expenses of administering this Plan shall be borne by the Company.

         12.2 Governing Law. The validity, construction, inter-pretation administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined in accordance with the laws of the State of Delaware without regard to conflict of law principles and, where applicable, in accordance with the Code.

         12.3 Taxes. The Company shall be entitled if necessary or advisable in its determination to pay or withhold the amount of any withholding and other taxes attributable to Compensation Amount from the amount of payments under the Plan or from other amounts payable to a Participant.

         12.4 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board and of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Performance Shares, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Board member or Committee member shall give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board member or Committee member undertakes to handle and defend it on his own behalf.

         12.5 No  Employment  Agreement.  The Plan  shall  not  confer  upon any
Participant any right with respect to continuation of employment or other relationship with the Company or any Subsidiary, nor shall it interfere in any way with his right or the Company's or any Subsidiary right to terminate his employment or other relationship at any time.

         12.6 Gender. For purposes of this Plan, words used in the masculine gender shall include the feminine and neuter, and the singular shall include the plural and vice versa, as appropriate.
                                       9